Exhibit (99)

GE Delivers First-Quarter Earnings of $.32 Per Share,
With Double-Digit Growth at Eight of 13 Businesses
And Solid Cash Flow From Operating Activities

          Fairfield, Conn., April 11, 2003 -- GE's first quarter 2003 earnings before required accounting changes were $3.2 billion, or $.32 per share, compared with $3.5 billion, or $.35 per share, in first quarter 2002, the Company announced today.

          "In this tough economic environment, eight of our 13 businesses delivered double-digit earnings growth," said GE Chairman and CEO Jeff Immelt. "At the same time they achieved this solid operating performance, Power Systems continued to manage the down cycle in its sales of large gas turbines. However, we planned for a tough and uncertain environment in 2003, and we remain comfortable with our target range of $1.55-$1.70 per share for the year.

          "We also made excellent progress in the quarter on our strategic objectives," Immelt said. "We won new customers, and we grew our installed base of turbines, locomotives, jet engines and medical devices, on which we can provide services and build long-term customer relationships. We introduced new high-technology products and we continued to build our industrial growth platforms. In addition, we made strategic investments in our higher-return Consumer Finance and Commercial Finance businesses. We're on track to build a new technology, services and financial enterprise."

          GE will discuss results on a conference call and Webcast at 8:30 a.m. EDT today. Call information and related charts are available at www.ge.com/investor .

First Quarter 2003 Financial Highlights

  Earnings before required accounting changes were $3.214 billion, or $.32 per share, compared with $3.518 billion, or $.35 per share, in first quarter 2002. Eight GE businesses -- Aircraft Engines, Commercial Finance, Consumer Finance, Industrial Systems, Medical Systems, NBC, Specialty Materials and Transportation Systems -- contributed double-digit earnings growth in the quarter.

  Revenues of $30.3 billion were 1% lower than in first quarter 2002, reflecting lower U.S. gas turbine sales at Power Systems and the absence in 2003 of NBC Winter Olympics broadcast revenues. Industrial sales were down 6% to $15.8 billion; excluding Power Systems in both periods and the Winter Olympics in 2002, industrial sales rose 7%. Sales of product services grew 20% to $5.1 billion. Financial services revenues of $14.7 billion were up 6%, and net revenues (revenues from services less interest and other financial charges) at Commercial Finance, Consumer Finance and Equipment Management grew 10%.

  Cash generated from GE's operating activities, excluding progress collections, was $2.2 billion, flat with last year, as 22% cash growth at the industrial businesses was offset by the planned reduction in the GE Capital Services dividend to the parent company. Including progress collections, GE's total cash flow from operating activities was $1.6 billion, up 8% from last year's $1.4 billion.
  Net earnings -- earnings after required accounting changes -- were $.30 per share in first quarter 2003 and $.25 per share in first quarter 2002. In first quarter 2003, GE recorded a non-cash transition charge to earnings of $215 million, or $.02 per share, for the change in accounting for costs associated with the eventual retirement of certain operating facilities as required by adoption of Statement of Financial Accounting Standards 143. In first quarter 2002, GE recorded a non-cash transition charge to earnings of $1.015 billion, or $.10 per share, for impairment of goodwill as required for adoption of Statement of Financial Accounting Standards 142.

          "I'm proud of the team's performance in this challenging environment," Immelt said. "We continue to deliver on our financial commitments while executing our strategy to create long-term growth and high returns."

First Quarter 2003 Business Highlights

Power Systems
  33 heavy-duty gas turbines shipped from Greenville, South Carolina, compared with 69 in first quarter 2002, with the total installed base now exceeding 1,450.
  China power producers' agreement to purchase 13 gas turbine-based combined-cycle systems, with contracts valued at $900 million, makes GE the leading supplier for China's Gas Turbine Power Plants Construction Project.
  Multi-year contractual services agreements total $28.6 billion, with 20% more gas turbines under contract than in first quarter 2002.
  Wind Energy reaches $2 billion mark in orders and commitments; new customers include Los Angeles Department of Water and Power, the largest municipally owned utility in the U.S.
  Technology advances include progress in validation testing of H System™ at Baglan Bay, Wales, with commercial operation anticipated for later in 2003, and launch of a new remote monitoring system enabling customers to view live test data via the Web without having to travel.
  Acquired majority ownership of Kvaerner Power Equipment Co., Ltd., a leading supplier of hydropower generation equipment in China, and commenced a public tender offer for Jenbacher A.G. of Austria, a leading reciprocating gas engine supplier.

Medical Systems (GEMS)

  Total orders in the quarter of nearly $2.1 billion, up 12% over first quarter 2002.
  125 orders for LightSpeed16 multi-slice CT (computed tomography) scanners, bringing total to 466 since their introduction in June 2002.
  Ultrasound orders up 25% to $171 million, with continued strength of Voluson 730 4D Ultrasound System and GE LogiqBook portable ultrasound system.
  Surgical and vascular imaging orders up 18% to $164 million, led by Innova 2000 digital cardiovascular system, with 18 post-launch orders for Innova 4100 during quarter.
  GEMS Information Technology global orders up 24%, led by 45% growth in orders for PACS (Picture Archiving and Communication Systems), 25% growth in wireless patient monitoring and further expansion in clinical information systems.
  Medical services orders up 16% to $993 million.
  GE and The Indiana Heart Hospital open the world's first all-digital heart hospital, featuring all-digital cardiac cath labs, state-of-the art digital imaging systems and high-speed digital network for sharing patient data both inside the hospital and with referring physicians.
  Landmark cardiac disease study finds that GE's exclusive Electron Beam Tomography™ technology is a better predictor of coronary disease than other technologies.

Aircraft Engines (GEAE)

  Total GEAE orders of $2.6 billion up 9% over first quarter 2002, reflecting service orders as well as engine orders from China Air, Thai Airways, JAL, KLM and EVA, and engine orders for CFMI (jointly owned by GE and Snecma) from Virgin Blue, Copa, Aeromexico and Bouillon.
  New multi-year service agreements total $200 million, including agreements with Copa and Alaska Airlines, bringing total agreements to $29.4 billion.
  GEAE engines power more than 80% of U.S. military aircraft in Operation Iraqi Freedom.
  First flight by Boeing's new extended-range 777-300ER, powered by GE90-115B engines, with commercial service targeted for 2004.
  Ground testing conducted of the F110-132, highest-thrust engine developed for F-16 fighter jet.

Commercial Finance

  Assets increase to $196 billion, with 15% net income growth.
  Asset quality high, with losses as percentage of receivables well below historical average of top 100 banks.
  New agreement with Terex Financial Services for a 10-year, $7 billion captive financing program.
  Healthcare financial services assets up 28% to $8 billion, and new strategic relationships with key equipment and service providers formed.
  Only 6 aircraft on the ground at the end of the quarter out of 1,160 owned for leasing.

Consumer Finance

  Assets increase to $78 billion, with net income up 10%.
  Asset quality stable, with delinquencies within normal seasonal variation.
  Agreements to acquire UK-based First National Bank's mortgage, sales finance and home improvement portfolios and Conseco's retail sales finance business, which will add $9.3 billion in net earnings assets.
  New private-label credit card program launched with U.S.-based Meijer Stores.
  Agreement to acquire AXA-Auxifina/Cognifi in Belgium brings countries served to 36.

NBC

  Double-digit earnings growth despite impact of war in Iraq on advertising revenues and news coverage costs.
  News platforms (NBC, MSNBC, CNBC) reach 23.1 million viewers on March 19, the first evening of war, nearly 50% more than the next competitor.
  CNBC prime-time ratings up 12%, with post-March 18 viewership increasing 134% over pre-war average in the quarter; MSNBC viewership up by triple digits over first quarter 2002; Telemundo ratings among adults 18-49 up 36% post-March 18 compared to pre-war average in the quarter.
  NBC Nightly News, Meet the Press, and Today maintain No. 1 ratings positions.
  Continued ratings leadership among adults 18-49: top-rated three comedies (Friends, Will & Grace, Scrubs), two of the top three dramas (ER and Law & Order), the top-rated late-night programming (The Tonight Show with Jay Leno, Late Night with Conan O'Brien and Saturday Night Live). Prime-time lineup also leads among women 18-49, women 25-54 and adults 25-54.
  Bravo adds 2 million subscribers since acquisition in December 2002, and grows prime-time ratings 23% among adults 25-54.

Industrial Systems

  Acquisition of RAMiX Inc., leading supplier of embedded systems to defense, aerospace, telecom and medical equipment industries, and agreement to acquire UK-based SI Pressure Instruments, provider of sensors to essential industries.
  Multi-year agreements with Edwards Lifesciences Corporation to provide miniature thermistors and pressure sensors for use in catheters and disposable blood pressure transducers.

Specialty Materials

  Completed acquisition of Osmonics, Inc. a global manufacturer and marketer of high-technology water purification, filtration and water handling systems; Osmonics to be combined with GE Betz and GE Water Technologies into one business to give customers an integrated approach to industrial water needs.

Transportation Systems

  First commercial application of remote control locomotive technology; improves customers' throughput and productivity while making rail yards safer.
  New signaling products introduced include safety-enhancing LED signal rail crossing lights using GELcore technology, and Integrated Wayside Platform that creates a common platform for signaling technologies.

Consumer Products (GECP)

  New appliance product launches include GE Profile™ Stainless Steel cooking and refrigeration products.
  Leading consumer magazine rates GECP's gas, electric and smooth-top freestanding ranges and slide-in ranges tops in their categories.
  GE Reveal™ light bulbs surpass 100 million sales mark in February, less than two years after product launch.

* * *

          GE (NYSE: GE) is a diversified technology and services company dedicated to creating products that make life better. From aircraft engines and power generation to financial services, medical imaging, television programming and plastics, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at http://www.ge.com .

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in GE's filings with the Securities and Exchange Commission. This presentation includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available in our GAAP Reconciliation file on our investor relations website at http://www.ge.com/en/company/investor/press/ge_1stq_03.htm ..

Contact: General Electric, Fairfield

     David Frail, 203/373-3387

     david.frail@corporate.ge.com

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)

Three months ended March 31	2003	2002	V%	2003	2002	V%	2003	2002	V%

Revenues
Sales of goods and services	$16,167	$17,488		$15,758	$16,748		$487	$816
Earnings of GECS before accounting changes	–	–		1,670	1,657		–	–
GECS revenues from services	14,097	12,978		–	–		14,243	13,083
Other income	55	55		76	86		–	–

Total revenues	30,319	30,521	(1)%	17,504	18,491	(5)%	14,730	13,899	6%

Costs and expenses
Cost of sales, operating and administrative expenses	18,657	18,853		13,335	13,700		5,492	5,294
Interest and other financial charges	2,596	2,374		208	157		2,463	2,288
Insurance losses and policyholder and annuity benefits	3,985	3,549		–	–		3,985	3,549
Provision for losses on financing receivables	762	662		–	–		762	662
Minority interest in net earnings of consolidated affiliates	70	76		32	42		38	34

Total costs and expenses	26,070	25,514	2%	13,575	13,899	(2)%	12,740	11,827	8%

Earnings before income taxes and accounting changes	4,249	5,007		3,929	4,592		1,990	2,072
Provision for income taxes	(1,035)	(1,489)		(715)	(1,074)		(320)	(415)

Earnings before accounting changes	$3,214	$3,518	(9)%	$3,214	$3,518	(9)%	$1,670	$1,657	1%

Cumulative effect of accounting changes	(215)	(1,015)		(215)	(1,015)		–	(1,015)

Net earnings	$2,999	$2,503	20%	$2,999	$2,503	20%	$1,670	$642	160%

Per-share amounts before accounting changes
Diluted earnings per share	$0.32	$0.35	(9)%
Basic earnings per share	$0.32	$0.35	(9)%

Per-share amounts after accounting changes
Diluted earnings per share	$0.30	$0.25	20%
Basic earnings per share	$0.30	$0.25	20%

Dividends declared per share	$0.19	$0.18

Dollar amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and Financial Services (GECS) have been eliminated from the "consolidated" columns. See note 1 to the consolidated financial statements in the 2002 Annual Report to Share Owners for further information about consolidation matters.

Summary of Operating Segments
General Electric Company and Consolidated Affiliates

	FIRST QUARTER

(Dollars in millions)	2003	2002	V%

Revenues
Aircraft Engines	$2,383	$2,577	(8)
Commercial Finance	4,337	4,016	8
Consumer Finance	2,759	2,372	16
Consumer Products	1,838	1,968	(7)
Equipment Management	981	1,031	(5)
Industrial Products and Systems	1,887	1,629	16
Insurance	6,368	5,768	10
Medical Systems	2,140	1,863	15
NBC	1,471	1,998	(26)
Plastics	1,262	1,179	7
Power Systems	4,234	5,271	(20)
Specialty Materials	677	401	69
Transportation Systems	520	482	8
All Other GECS	285	712	(60)
Corporate items and eliminations	(823)	(746)	(10)

Consolidated revenues	$30,319	$30,521	(1)

Segment profit (a)
Aircraft Engines	$474	$421	13
Commercial Finance	826	720	15
Consumer Finance	546	498	10
Consumer Products	113	111	2
Equipment Management	57	75	(24)
Industrial Products and Systems	139	123	13
Insurance	512	516	(1)
Medical Systems	306	266	15
NBC	343	313	10
Plastics	91	207	(56)
Power Systems	896	1,552	(42)
Specialty Materials	59	47	26
Transportation Systems	69	53	30
All Other GECS	(271)	(152)	(78)

Total segment profit	4,160	4,750	(12)

GE corporate items and eliminations	(23)	(1)	U
GE interest and other financial charges	(208)	(157)	(32)
GE provision for income taxes	(715)	(1,074)	33

Earnings before accounting changes	3,214	3,518	(9)

Cumulative effect of accounting changes	(215)	(1,015)

Consolidated net earnings	$2,999	$2,503	20

(a) Segment profit excludes the effects of pensions and other retiree benefit plans, and accounting changes. Segment profit includes or excludes interest and other financial charges and segment income taxes according to how segment management is measured - excluded for Aircraft Engines, Consumer Products, Industrial Products and Systems, Medical Systems, NBC, Plastics, Power Systems, Specialty Materials and Transportation Systems, but included for Commercial Finance, Consumer Finance, Equipment Management, Insurance and All Other GECS.